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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              VISTEON CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                                          38-3519512
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

         5500 Auto Club Drive                                48126
          Dearborn, Michigan                               (Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [x]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES, IF APPLICABLE: 333-38388
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


            TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON
            TO BE SO REGISTERED                  WHICH CLASS IS TO BE REGISTERED

Common Stock, par value $1.00 per share          New York Stock Exchange
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:      N/A



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ITEM 1.        DESCRIPTION OF SECURITIES TO BE REGISTERED.

         Information concerning the Common Stock is contained in the registrant's registration statement on Form S-1 (Registration No. 333-38388, as amended, initially) filed by the registrant pursuant to the Securities Act of 1933, as amended, on June 2, 2000 under the caption "Description of Capital Stock." That description is incorporated herein by reference.

ITEM 2.        EXHIBITS.

         (a) The following exhibits are to be filed with the SEC:

             None.

         (b) The following exhibits are to be filed with the New York Stock Exchange, Inc.:

             The Registrant's Registration Statement on Form S-1 (File No. 333-38388), as amended, initially filed with the SEC on June 2, 2000.

             Form of Amended and Restated Certificate of Incorporation of the Registrant.

             Form of Amended and Restated By-laws of the Registrant.

             Form of common stock certificate of the Registrant.







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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      VISTEON CORPORATION

Date: June 2, 2000

                                      By: /s/ Stacy L. Fox
                                          -------------------------------------
                                             Name: Stacy L. Fox
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary









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